Exhibit 99.1

General Cannabis Announces 2016 Fourth Quarter and Year-End Results

Year-Over-Year Revenue Growth of 69 Percent Recorded

DENVER, March 31, 2017 – General Cannabis Corp (OTCQB: CANN), the comprehensive resource to the regulated cannabis industry, today announced financial results for the year and quarter ended December 31, 2016.

“Our year-over-year revenue growth of 69 percent and quarter-over-quarter revenue growth of 13 percent comes from both organic growth and a full year of expanding the businesses we launched in 2015,” said Robert Frichtel, Chief Executive Officer of General Cannabis. “With 28 states and the District of Columbia now having legalized medical marijuana, of which eight states also legalized recreational use, there is a tremendous opportunity for us to significantly expand our business in 2017.”

“We also have been focusing on managing our operating costs and expenses, and incurred only an 11 percent year-over-year increase, even as our revenue grew” Frichtel added.  “We have demonstrated our ability to acquire and develop substantial companies that serve this rapidly expanding industry.”

Our full results can be found at www.generalcann.com/sec-filings/.

Financial Highlights

The following tables summarize our 2016 year-end and fourth quarter results:

	Year ended December 31,		Percent
	2016	2015	Change
Segment Revenues
Security	$2,232,915	$1,490,832	50%
Marketing	188,594	26,420	614%
Operations	432,046	144,944	198%
Finance	128,427	100,782	27%
	2,981,982	1,762,978	69%

Total costs and expenses	10,038,790	9,006,389	11%
Operating loss	(7,056,808)	(7,243,411)	(3)%

Other expense	25,742,869	1,542,866	1,569%
Net loss	$(32,799,677)	$(8,786,277)	273%

Basic and diluted loss per share	$(2.13)	$(0.63)	238%

	Three months ended December 31,		Percent
	2016	2015	Change
Segment Revenues
Security	$633,008	$593,025	7%
Marketing	38,831	26,420	47%
Operations	70,680	57,788	22%
Finance	35,029	8,369	319%
	777,548	685,602	13%

Total costs and expenses	4,689,419	1,818,355	158%
Operating loss	(3,911,871)	(1,132,753)	245%

Other expense	11,916,009	777,574	1,432%
Net loss	$(15,827,880)	$(1,910,327)	729%

Basic and diluted loss per share	$(1.03)	$(0.14)	652%

The significant increase in the “Other expense” category for the quarter and year ended December 31, 2016, was due almost entirely to non-cash expenses associated with warrants issued with our new debt and retiring our old debt.  For more information on these transactions, see Capital Raise below.

“I am excited by the recapitalization and growth of our business in 2016,” said Michael Feinsod, Executive Chairman of General Cannabis. “To date, warrant exercises from the recapitalization have resulted in cash of $1,160,000 and principal reduction of $670,000.  We are well-positioned to acquire additional businesses and assets in 2017, as well as expand into new markets. We continue to prove that we have one of the strongest platform in the industry and are poised for continued growth.”

Current Business Trends and 2017 Outlook

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We expect to make more acquisitions in 2017. We are currently evaluating opportunities in all areas of regulated cannabis. We remain well capitalized and positioned to help businesses expand rapidly.

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The trend towards state regulated marijuana is accelerating. All of our businesses continue to enjoy significant demand and we are expanding our Iron Protection Group into additional states in 2017.

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We are already working with clients in California, Maryland, Nevada and Pennsylvania as they respond to new voter mandates. Next Big Crop has the skills and experience to assist operators and investors as they take advantage of regulated cannabis expansion into 28 states.

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We expect continued growth in Chiefton as we roll out our marijuana-specific marketing/advertising agency format.

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GC Supply had a strong quarter and is poised to continue this relationship-based service to our clients in existing and new markets.

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We anticipate rolling out new internally started initiatives in 2017:

o

Next Big Crop’s Management Service program is accelerating.  We plan to continue our active business of helping licensed producers build, open, and manage cultivation sites and retail locations, with the most cutting-edge technologies available.

o

Canna Runner, our cash transport business, anticipates significant growth in 2017, as Colorado Transport Rules go into effect. This IPG subdivision already provides cash transport for numerous Colorado dispensaries.

o

A banking solution. Using our corporate headquarters (“The Greenhouse”), and its existing hard assets, we are remodeling the facility to provide a turnkey solution for a banking operator seeking to service the regulated marijuana industry in a standalone facility.

Capital Raise

In September, we completed a $3.00 million debt refinancing.  We received $2.45 million of cash for issuing the 12% Notes.  $550,000 of our long-term debt was converted into 12% Notes, and we used some of the proceeds to retire all of our other long-term debt, which totaled approximately $912,000.  The new capital provides General Cannabis the working capital necessary to actively pursue new acquisitions and investment opportunities.  As of March 30, 2017, 3.3 million warrants have been exercised, for which we have received cash proceeds of approximately $1.16 million and a reduction in 12% Note principal of approximately $670,000.  The remaining 5.7 million of unexercised warrants issued with the debt offering could provide up to approximately $2.98 million of additional proceeds if fully exercised on a cash basis.  A summary of the transaction is as follows:

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$3.00 million of 12% notes were issued on September 21, 2016.

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Cash interest is payable quarterly.

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The notes mature on September 21, 2018.

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In connection with the issuance of the Notes, 9 million warrants to purchase common stock were issued.

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If the company’s common stock closes above $5 for 10 consecutive days, the Company may call the warrants, giving the holder 30 days to exercise.

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The warrants expire on September 21, 2019.

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The warrants have certain anti-dilution and re-pricing provisions.  The latter require us, under GAAP, to record changes in the fair value of the warrants as income or expense, which may have a significant non-cash impact to our results of operations.

About General Cannabis Corp

General Cannabis Corp is the all-in-one resource for the highest quality service providers available to the regulated cannabis industry. We are a trusted partner to the cultivation, production and retail sides of the cannabis business. We do this through a combination of strong operating divisions such as security, marketing, operational consulting and products, real estate and financing. As a synergistic holding company, our divisions are able to leverage the strengths of each other, as well as a larger balance sheet, to succeed. Our website address is www.generalcann.com.

Forward-looking Statements

This presentation contains forward-looking statements that relate to future events or General Cannabis’ future performance or financial condition. Such statements include statements regarding the opportunity for us to significantly expand our business; statements that we are well-positioned to acquire additional businesses or expand into new markets; statements that we expect to make more acquisitions; statements that we expect continued growth; statements that we are poised to continue relationship-based service; and statements that we plan to continue our active business of helping licensed producers.  Any statements that are not statements of historical fact, such as the statements above and including statements containing the words “plans,” “anticipates,” “expects” and similar expressions, should also be considered to be forward-looking statements. These forward-looking statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as result of a number of factors, including those described from time to time in General Cannabis’ filings with the Securities and Exchange Commission. General Cannabis undertakes no duty to update any forward-looking statements made herein.

Contact

Robert Frichtel

CEO, General Cannabis Corp

(303) 759-1300